EXHIBIT 99.1
MINRAD International, Inc. Announces Q3 2006 Financial Results
Orchard Park, NY (October 30, 2006) MINRAD International, Inc. today announced its financial results for the quarter ended September 30, 2006. The Company generated revenue of $5,278,000 for the quarter and $10,449,000 for the nine month period ending September 30, 2006. This compared to revenue of $1,423,000 in the same quarter of 2005 and $5,879,000 for the nine month period ending September 30, 2005.

	3rd Quarter			Nine Months Ended September 30,
$ Thousands	2006	2005	%	2006	2005	%
United States	4,358	412	958%	6,111	1,938	215%
International	920	1,011	(9% )%	4,338	3,941	10%
Total	5,278	1,423	271%	10,449	5,879	78%
Sales in Q3 2006 increased to $5,278,000 an increase of 271% over the third quarter of 2005. The primary increase in sales was due to the increase of sales in the United States to our U.S. distributor. Sales to our U.S. anesthesia and analgesia distributor in Q3 2006 were $4,025,000.
For the third quarter of 2006, the Company experienced a loss available to common of $(1,687,000), or $(0.04) per common share. This compares with a loss available to common of $(1,731,000), or $(0.06) per common share for the third quarter in 2005. For the nine month period ending September 30, 2006 the Company experienced a loss of $(4,261,000), or $(0.12) per common share. The loss available to common for the same period in 2005 was $(10,938,000), or $(0.39) per common share. In the second quarter of 2005 there were non cash dividends of $6,599,000 related to the preferred stock offering in that time period.
The operating loss for the third quarter of 2006 of $(1,829,000) compares to a loss of $(1,119,000) for the same period in 2005. For the nine month period ending September 30, 2006 the operating loss increased to $(4,019,000) from $(1,985,000) for the same period in 2005. The increased operating loss for the quarter and for the nine month period are a result primarily of increases in headcount related costs due to increases in our sales force and research and development staffs and changes in our finance and administration staff. In addition there is approximately $400,000 in option expense recognized in the third quarter of 2006 which is not included in 2005.

Contact:	Timothy Sheehan, VP — Corporate Development
tsheehan@minrad.com
(716) 855-1068
www.minrad.com
About the Company
MINRAD International, Inc. is an interventional pain management company with real-time image guidance and anesthesia and analgesia product lines. The real-time image guidance products facilitate minimally invasive surgery especially for pain management and have broad applications in orthopedics, neurosurgery, and interventional radiology. These devices enable medical professionals to improve the accuracy of interventional procedures and reduce radiation exposure. MINRAD International also manufactures and markets generic inhalation anesthetics for use in connection with human and veterinary surgical procedures. The company is developing a drug/drug delivery system for conscious sedation, which, similar to nitrous oxide in dental surgery, provides a patient with pain relief without loss of consciousness. Additional information can be found at the company’s website, www.minrad.com.
* * * * * * * * * *

     The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Factors that may cause actual results to differ materially from those expressed or implied by its forward-looking statements include, but are not limited to, Minrad International’s limited operating history and business development associated with being a growth stage company; its dependence on key personnel; its need to attract and retain technical and managerial personnel; its ability to execute its business strategy; the intense competition it faces; its ability to protect its intellectual property and proprietary technologies; its exposure to product liability claims resulting from the use of its products; general economic and capital market conditions; financial conditions of its customers and their perception of its financial condition relative to that of its competitors; as well as those risks described under the heading “Risk Factors” of Minrad International’s Form 10-KSB, filed with the Securities and Exchange Commission on March 29, 2006. Although Minrad International, Inc. believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.
MINRAD INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
3RD QUARTER ENDED SEPTEMBER 30, 2006 (UNAUDITED) COMPARED TO 3RD QUARTER ENDED
SEPTEMBER 30, 2005 (UNAUDITED)
IN THOUSANDS

	Three-Month Periods
	Ended
	September 30,	September 30,
	2006	2005
Revenue	$5,278	$1,423

Cost of goods sold	3,214	898

Gross profit	2,064	525
Operating expenses:
Sales and marketing	1,613	425
Research and development	836	536
Finance and administrative	1,444	683
Total operating expenses	3,893	1,644

Operating loss	(1,829)	(1,119)

Interest expense:
Stockholders and affiliates	—	(436)
Bank and other	—	(4)
Interest Income	304	—
Total non-operating income (expenses)	304	(440)

Net Loss	(1,525)	(1,559)
Less Preferred Stock Dividends
Cash dividends	(162)	(172)
Non cash dividends	—	—
Net loss available for common stockholders	$(1,687)	$(1,731)
Net Loss per share basic and diluted	$(0.04)	$(0.06)
Weighted average common shares outstanding basic and diluted	41,563	28,467

MINRAD INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2006 (UNAUDITED) COMPARED TO NINE-MONTH PERIOD
SEPTEMBER 30, 2005 (UNAUDITED)
IN THOUSANDS

	Nine-Month Periods Ended
	September 30,	September 30,
	2006	2005
Revenue	$10,449	$5,879

Cost of goods sold	6,121	3,380

Gross profit	4,328	2,499

Operating expenses:
Sales and marketing	3,183	1,121
Research and development	1,856	1,304
Finance and administrative	3,308	2,059
Total operating expenses	8,347	4,484
Operating loss	(4,019)	(1,985)
Interest expense:
Stockholders and affiliates	—	(1,961)
Bank and other	(153)	(194)
Interest Income	418	—
Total non-operating income(expenses)	265	(2,155)

Net Loss	(3,754)	(4,140)
Less Preferred
Stock Dividends
Cash dividends	(324)	(199)
Non cash dividends	(183)	(6,599)
Net loss available for common stockholders	$(4,261)	$(10,938)
Net Loss per share basic and diluted	$(0.12)	$(0.39)
Weighted average common shares outstanding basic and diluted	34,810	28,358
MINRAD INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
IN THOUSANDS

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$9,937	$670
Investments	10,778	—
Accounts receivable	6,521	3,459
Interest Receivable	88	—
Inventories, net	6,898	3,860
Prepaid expenses and other current assets	1,588	962
Total current assets	35,810	8,951

Net property and equipment	4,130	1,069

Other assets	281	163
Total assets	$40,221	$10,183

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank demand note payable	$—	$2,720
Accounts payable	1,564	2,542
Dividends payable	170	170
Accrued expenses	2,276	405
Total current liabilities	4,010	5,837

Stockholders’ equity	36,211	4,346
Total liabilities and stockholders’ equity	$40,221	$10,183

MINRAD INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
IN THOUSANDS

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30
	2006	2005
Cash flows from operating activities:
Net cash used by operating activities	$(9,632)	(8,752)
Net cash used by investing activities	(13,353)	(272)
Net cash provided by financing activities	32,252	10,482

Net increase in cash and cash equivalents	9,267	1,458
Cash-and cash equivalents - Beginning of period	670	3
Cash and cash equivalents - End of period	$9,937	$1,461

Source: MINRAD International, Inc.